Exhibit 10.8

ASPECT COMMUNICATIONS CORPORATION
1999 Equity Incentive Plan

Form of Stock Award Agreement

Name of Participant:

Date of Grant:

Number of Shares of Common Stock:	(the “Restricted Shares”)

Grant Number:

     Pursuant to the Aspect Communications Corporation 1999 Equity Incentive Plan (the “Plan”), a copy of which has been delivered to you, along with a prospectus describing the material terms of the Plan, and in accordance with the terms and conditions of the Plan and your agreement to such additional terms, conditions and restrictions as are set forth below, you have been granted as of the Date of Grant an award (the “Award”) the Restricted Shares, meaning shares of Common Stock (the “Shares”) of Aspect Communications Corporation (the “Company”). Capitalized terms used but not defined in this Stock Award Agreement (the “Agreement”) have the meanings ascribed to them in the Plan.

     1. Acceptance of Award. As a condition to the grant of this Award, you are required to accept the Award, and all the terms and conditions that apply to it, by signing this Agreement in the space indicated below. The Award is effective as of the Effective Date set forth above.

     2. Restricted Shares. The “Restricted Shares” refer to the Restricted Shares referenced above and to all securities received in replacement of such Restricted Shares, including as a result of stock dividends or splits, all securities received in replacement of such Shares in a recapitalization, merger, reorganization, exchange or similar transaction, and all new, substituted or additional securities or other property to which you are entitled by reason of your ownership of such Restricted Shares. Unless otherwise provided by the Administrator, the Company’s rights with respect to the Restricted Shares under Section 3(c) below will be assigned to a successor to the Company’s business in the event of a Change of Control and will, following such assignment, apply to the securities or other property received in replacement of such Restricted Shares.

     3. Vesting Schedule; Forfeiture Conditions.

          (a) General. The Restricted Shares will vest and your right to retain them will become nonforfeitable in accordance with paragraph 3(b) below. The period beginning on the date hereof and ending on the date on which any Restricted Share becomes vested and nonforfeitable in accordance with paragraph 3(b) is referred to as the “Restriction Period” with respect to any such Restricted Share. Each day on which you vest in any portion of the Restricted Shares (as specified in paragraph 3(b) below) is referred to as a “Vesting Date.” As of the 31st day (or 91st day if your reemployment is guaranteed by statute or contract) of a leave of absence, vesting credit will no longer accrue unless otherwise determined by the Administrator or required by contract or statute. If you return to service immediately after the end of an approved leave of absence, vesting credit shall continue to accrue from that date of continued employment.

          (b) Vesting Schedule. Subject to your remaining in Continuous Service Status through a Vesting Date, the Restricted Shares will vest and become nonforfeitable as follows:

Percentage of Restricted Shares	Vesting Date

          (c) Termination of Continuous Service Status. Any Restricted Shares that are not vested pursuant to paragraph 3(b) above on the date on which your Continuous Service Status terminates for any reason, including your death, disability or retirement, will be forfeited in their entirety to the Company and you will no longer have any right, claim, title or interest in or to such forfeited Restricted Shares.

     4. Issuance of Certificates; Rights as Shareholder.

          (a) Issuance of Certificates. Certificates evidencing the Restricted Shares will be issued by the Company and registered in your name on the stock transfer books of the Company (through its transfer agent) promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times during the Restriction Period. As a condition to receipt of this Award, you will deliver to the Company a stock power, duly endorsed in blank and attached hereto as Exhibit A, relating to the Restricted Shares. As soon as practicable after termination of the Restriction Period applicable to any Restricted Shares, certificate(s) for such Restricted Shares then vesting will be delivered to you or your legal representative along with the stock powers relating thereto.

          (b) Rights as Shareholder. You will become the record owner of the Restricted Shares pursuant to paragraph 1 above and will remain such until or unless such Restricted Shares are forfeited pursuant to paragraph 3 above. As the record owner, you will be entitled to all rights of a Common Stock holder of the Company, including without limitation voting rights and rights to cash and in-kind dividends, if any, on the Restricted Shares.

     5. Restrictions on Transferability. At all times during the Restriction Period, the Restricted Shares will be nontransferable, and may not be pledged, assigned or alienated in any way except by will or by the laws of descent and distribution (subject to Section 8 below) or pursuant to a qualified domestic relations order.

     6. Withholding Obligations. As a condition to receipt of the Restricted Shares, you acknowledge your obligation with respect to any tax or similar withholding obligations that may arise in connection with receipt or vesting of the Restricted Shares. The Company or its representative will have the right to take such action as may be necessary, in the Administrator’s discretion, to satisfy the obligations outlined in this Section 6. You further agree that the Company will have the right to deduct or cause to be deducted from your current compensation any federal, state, local or other taxes required by law to be withheld or paid with respect to such event. In addition, you agree that the Company will have the right to require you to withhold that number of Restricted Shares subject to the Award having a Fair Market Value equal to the aggregate amount of the withholding obligation. You understand that the Company’s rights to ensure satisfaction of applicable withholding obligations with respect to the Award and the Restricted Shares, either through the Company’s withholding Restricted Shares subject to the Award, or through your sale of the Restricted Shares themselves, or through other sources of funds that may be available to you, may require planning on your part, in advance of the expected Vesting Date(s) specified in Section 3(b) above. The Company may also in lieu of or in addition to the foregoing, at its sole discretion, require you to deposit with the Company an amount of cash sufficient to meet the withholding requirements. The Company will not deliver any of the Shares until and unless you have made proper provision for all applicable tax and similar withholding obligations.

     7. Other Tax Matters. You have reviewed with your own tax advisors the federal, state, local and other tax consequences, including those in addition to any tax withholding obligations you may have, of your investment in the Restricted Shares and the transactions contemplated by this Agreement. You acknowledge that you are relying solely on such advisors, and not on the Company or its agents or advisors, with respect to such tax consequences. You acknowledge your receipt of the Company’s prospectus relating to the Plan, which contains certain information regarding tax issues affecting the Award, including your right under U.S. federal income tax law to make an election which affects the timing of your recognition of income with respect to the Award under Section 83 of the Code ( a copy of the form of election is attached hereto as Exhibit B). You understand and agree that, should you choose to file an election under Code Section 83(b), the filing of this election is your responsibility and you must notify the Company of the fact of your filing on or prior to the day of making the filing.

     8. Designation of Beneficiaries. You may, in accordance with procedures established by the Administrator, designate one or more beneficiaries to receive all or part of any Restricted Shares to be distributed to you hereunder in the case of your death, and you may change or revoke such designation at any time; provided, however, that in the event you are married and reside in or are otherwise subject to the laws of a community property state or jurisdiction, and you desire to designate a beneficiary other than your spouse, you will be required to obtain your spouse’s signature consenting to such designation. In the event of your death, any Restricted Shares distributable hereunder that are subject to such a designation (to the extent such a designation is enforceable under applicable law) will be distributed to such beneficiary or beneficiaries in accordance with this Agreement. Any other Restricted Shares distributable will be distributed to your estate. If there is any question as to the legal right of any beneficiary to receive a distribution hereunder, the amount in question will be paid over to your estate, in which event neither the Company nor any affiliate of the Company will have any further liability to anyone with respect to such amount.

     9. General. This Agreement, together with the Plan, represent the entire agreement between the Company and you with respect to the Restricted Shares. To the extent the provisions of this Agreement conflict with the terms of the Plan, the Plan provisions will govern.

     By your signature below, you indicate your acceptance of the terms of this Stock Award Agreement, and acknowledge that you have received copies of the Plan and the prospectus, in each case as currently in effect. You also acknowledge and agree that your rights to any Restricted Shares will be earned only as you provide services to the Company over time, and that nothing in the grant of this Award or this Agreement confers upon you any right to continue in the employ of the Company for any period of time, nor does it interfere in any way with your or the Company’s right to terminate your employment or consulting relationship at any time, for any reason, with or without Cause.

     By signing this Agreement, you acknowledge that your personal employment information regarding participation in the Plan and information necessary to determine and pay, if applicable, benefits under the Plan must be shared with other entities, including companies related to the Company and persons responsible for certain acts in the administration of the Plan. By signing this Agreement, you consent to such transmission of personal data as the Company believes is appropriate to administer the Plan.

     Accepted and Agreed to by Participant:

     Acknowledged and Agreed to by Company:

                                                                              Title:

     I,                                                          , spouse of                                                          , have read and hereby approve the foregoing Agreement. In consideration of the Company’s granting my spouse the Award as set forth in the Agreement, I hereby agree to be bound irrevocably by the Agreement and further agree that any community property or similar interest that I may have in the Shares shall hereby be similarly bound by the Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Spouse of Participant

Exhibit A

Stock Power

ASSIGNMENT SEPARATE FROM CERTIFICATE

     FOR VALUE RECEIVED and pursuant to that certain Stock Award Agreement between the undersigned (“Purchaser”) and Aspect Communications Corporation (the “Company”) dated                                       ,                     (the “Agreement”), Participant hereby sells, assigns and transfers unto the Company                                                                              (                                      ) shares of the Common Stock of the Company, standing in Purchaser’s name on the books of the Company and represented by Certificate No.                    , and does hereby irrevocably constitute and appoint                                                                                                 to transfer said stock on the books of the Company with full power of substitution in the premises. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND THE ATTACHMENTS THERETO.

Dated:

Signature:

Spouse of Participant (if applicable):

Instruction: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its rights with respect to certain forfeiture restrictions that apply to the Award without requiring additional signatures on the part of Participant.

Exhibit B

ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986

     The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code, to include in taxpayer’s gross income or alternative minimum taxable income, as applicable, for the current taxable year, the amount of any income that may be taxable to taxpayer in connection with taxpayer’s receipt of the property described below:

1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER:

NAME OF SPOUSE:

ADDRESS:

IDENTIFICATION NO. OF TAXPAYER:

IDENTIFICATION NO. OF SPOUSE:

TAXABLE YEAR:

2.	The property with respect to which the election is made is described as follows:

                                            shares of the Common Stock of Aspect Communications Corporation, a California corporation (the “Company”).

3.	The date on which the property was transferred is:

4.	The property is subject to the following restrictions:

Forfeiture restriction in favor of the Company upon termination of taxpayer’s employment or consulting relationship with the Company.

5.	The Fair Market Value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $

6.	The amount (if any) paid for such property: $0

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property. The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:	Signature:

Dated:	Spouse’s Signature: